Calculation of Filing Fee Tables
S-8
Medline Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	39,613,729	$ 47.36	$ 1,876,106,205.44	0.0001381	$ 259,090.27
2	Equity	Class A common stock, $0.0001 par value per share	Other	8,116,713	$ 47.36	$ 384,407,527.68	0.0001381	$ 53,086.68
Total Offering Amounts:						$ 2,260,513,733.12		$ 312,176.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 312,176.95
Offering Note
[1]	(a) Covers shares of Class A common stock, $0.0001 par value per share, of Medline Inc. ("Class A Common Stock") issuable under the Medline Inc. 2025 Omnibus Incentive Plan (the "Omnibus Incentive Plan"). (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates also covers an indeterminate number of additional shares of Class A Common Stock, which may be offered and issued from time to time under the Omnibus Inventive Plan and the ESPP, as applicable, to prevent dilution resulting from stock splits, stock dividends or similar transactions. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on The Nasdaq Stock Market LLC on February 19, 2026.

[2]	(a) Covers shares of Class A Common Stock issuable under the Medline Inc. 2025 Employee Stock Purchase Plan (the "ESPP"). (b) See note 1(b) above. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on The Nasdaq Stock Market LLC on February 19, 2026. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be equal to 85% of the lesser of (i) the Fair Market Value per share of Class A Common Stock on the applicable Purchase Period End Date or (ii) the Fair Market Value of a share of Class A Common Stock on the applicable Grant Date in which the Purchase Period occurs (each term as defined in the ESPP).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A